Exhibit 99.1

Schrödinger, Inc. Reports Third Quarter 2020 Financial Results and Business Update

Total revenue of $25.8 million, up 29% year-over-year;

Software revenue of $22.9 million, up 42% year-over-year

Raised $325.6 million net proceeds in equity financing

Presenting data on our MALT 1 inhibitor program at the American Society of Hematology (ASH) Annual Meeting & Exposition

Conference call today, Thursday, Nov. 12, 2020 at 8:30 a.m. ET

NEW YORK – November 12, 2020 - Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based software platform is transforming the way therapeutics and materials are discovered, today announced financial results for the third quarter ended September 30, 2020.

“We are executing on our strategic plan across every area of our business” said Schrödinger CEO Ramy Farid, Ph.D. “We’re excited about the strong growth we’ve seen in our software business and the rapid progress of our internal and collaborative programs to discover and develop therapeutics.”

Third Quarter Financial Results

Revenue was $25.8 million for the third quarter of 2020, an increase of 29% compared to the third quarter of 2019.

Software revenue was $22.9 million for the third quarter of 2020, an increase of 42% over the third quarter in 2019. Drug discovery revenue was $2.9 million for the third quarter of 2020, a decline of 24% versus the third quarter of 2019.

Gross profit reached $15.3 million in the third quarter of 2020, an increase of 43% over the third quarter in 2019.  Software gross margin was 81% in the third quarter, unchanged versus the third quarter of 2019.

Operating expenses for the third quarter of 2020 were $30.7 million, an increase of 40% over the third quarter of 2019.

Other income, which includes gains on equity investments and changes in fair value of such investments, was $18.7 million in the third quarter of 2020 versus a loss of $0.9 million in the third quarter of 2019.  Other income for the third quarter of 2020 included an $18.0 million non-cash gain from our equity in Relay Therapeutics which completed its IPO in July 2020.

Net income, after adjusting for non-controlling interests, was $3.9 million for the third quarter of 2020, compared to a net loss of $11.5 million in the third quarter of 2019.

Schrödinger ended the third quarter of 2020 with cash, cash equivalents, restricted cash and marketable securities of $599.5 million, an increase of $315.0 million from the end of the second quarter of 2020, primarily as a result of net proceeds of $325.6 million from the equity financing in the third quarter.

“In the third quarter, we continued the excellent momentum across our business established in the first half of 2020,” said Schrödinger CFO Joel Lebowitz.  “With our strong balance sheet and growing revenue, we believe we are well-positioned to continue to invest in R&D and execute on all elements of our strategy.”

Third Quarter Business Update

Driving growth in our Software business

•	42% revenue growth in the third quarter of 2020, driven by growth in both Life Sciences and Materials Science revenue

Increased Financial resources

•	Raised $325.6 million of net proceeds from an equity follow-on offering

•	Ending cash, cash equivalents, restricted cash and marketable securities for the third quarter were $599.5 million

Advancing internal discovery programs and pipeline progress

•	Expect to initiate IND enabling studies in 2021 on most advanced internal programs
•

Presenting data on our MALT 1 inhibitor program at the American Society of Hematology (ASH) Annual Meeting & Exposition; progressing research in single agent and combination studies targeting B-cell lymphomas

Advancing the underlying science of our platform and methods

•	Several scientific publications describing and validating our differentiated computational platform
o	Improved methods for accurately modeling the relative binding free energies of metalloenzyme inhibitors
o	Improved approaches to optimize binding selectivity
o	Validation and extension of our technologies to more comprehensively support macrocycle design and optimization

“We are very pleased with the significant progress we have made this year on our software business, our drug discovery collaborations and our internal pipeline,” said Dr. Farid. “Our ongoing commitment to advance the science underlying our industry-leading physics-based computational platform to achieve new breakthroughs will drive our continued success.”

Business Impact of COVID-19 Pandemic

While we did not see material impacts to our business from the COVID-19 pandemic during the first nine months of 2020, we have identified certain market risks that, if they materialize, could affect the growth of our software business and the timing of our drug discovery revenues for at least the remainder of 2020. Some of our software customers may experience increasing budgetary pressures, which may cause them to delay or reduce purchases. In addition, our sales force has limited in-person interactions, and their ability to attend industry conferences and events that promote and expand knowledge of our company and platform has been hampered. Relative to our drug discovery programs, certain programs, particularly ones that are in clinical studies or preparing to enter clinical studies, could be delayed which could result in delays in achieving milestones and related revenue. While there remains uncertainty about the extent of the effect of the COVID-19 pandemic, we do not envision a long-term impact from the COVID-19 pandemic on our ability to execute on our long-term strategy.

Webcast and Conference Call Information

Schrödinger will host a conference call to discuss its third quarter financial results on Thursday, November 12, 2020 at 8:30 AM Eastern Time. The conference call can be accessed live over the phone by dialing (833) 727-9520 (domestic) or +1 (830) 213-7697 (international) and refer to conference ID 8486343. The webcast can be accessed under "News & Events" in the investors section of Schrödinger’s website, https://ir.schrodinger.com/newsand-events/event-calendar. The archived webcast will be available on Schrödinger’s website following the event.

About Schrödinger

Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based software platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is used by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages its software platform to advance collaborative programs and its own pipeline of novel therapeutics to address unmet medical needs.

Founded in 1990, Schrödinger has over 400 employees and is engaged with customers and collaborators in more than 70 countries. To learn more visit www.schrodinger.com and follow us on LinkedIn, https://www.linkedin.com/company/schr-dinger/, and Twitter, https://twitter.com/schrodinger.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those regarding our expectations about the speed and capacity of our computational platform, our plans to continue to invest in research and our strategic plans to accelerate the growth of our software business and advance our collaborative and internal drug discovery programs, our ability to improve and advance the science underlying our platform, including through these use of new technologies, the timing of potential IND-enabling studies for our internal drug discovery programs, our expectations related to the use of our cash, cash equivalents, and marketable securities as well as our expectations related to the COVID-19 pandemic’s impact on our business. Statements including words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," "would" and statements in the future tense are forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the demand for our software solutions, our ability to further develop our computational platform, our reliance upon third-party providers of cloud-based infrastructure to host our software solutions, our reliance upon our third-party drug discovery collaborators, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on our business and other risks detailed under the caption "Risk Factors" and elsewhere in our Securities and Exchange Commission filings and reports, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 filed with the Securities and Exchange Commission on November 12, 2020, as well as future filings and reports by us. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Media Contact:

Stephanie Simon

Ten Bridge Communications

stephanie@tenbridgecommunications.com

617-581-9333

Investor Contact:

Christina Tartaglia

Stern IR, Inc.

christina.tartaglia@sternir.com

212-362-1200

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Software products and services	$22,861	$16,118	$67,573	$49,205
Drug discovery	2,936	3,842	7,490	10,506
Total revenues	25,797	19,960	75,063	59,711
Cost of revenues:
Software products and services	4,334	3,097	12,197	9,901
Drug discovery	6,191	6,152	18,386	16,244
Total cost of revenues	10,525	9,249	30,583	26,145
Gross profit	15,272	10,711	44,480	33,566
Operating expenses:
Research and development	17,019	10,353	47,376	28,322
Sales and marketing	3,969	5,185	13,120	15,621
General and administrative	9,729	6,465	28,316	20,491
Total operating expenses	30,717	22,003	88,812	64,434
Loss from operations	(15,445)	(11,292)	(44,332)	(30,868)
Other income:
Gain on equity investments	—	—	4,156	—
Change in fair value	18,233	(1,427)	23,513	10,607
Interest income	463	501	1,732	1,463
Total other income (loss)	18,696	(926)	29,401	12,070
Income (loss) before income taxes	3,251	(12,218)	(14,931)	(18,798)
Income tax (benefit) expense	(35)	(257)	120	(262)
Net income (loss)	3,286	(11,961)	(15,051)	(18,536)
Net loss attributable to noncontrolling interest	(566)	(453)	(1,727)	(734)
Net income (loss) attributable to Schrödinger common and limited common stockholders	$3,852	$(11,508)	$(13,324)	$(17,802)
Net income (loss) per share attributable to Schrödinger common and limited common stockholders, basic:	$0.06	$(0.26)	$(0.23)	$(0.40)
Weighted average shares used to compute net income (loss) per share attributable to Schrödinger common and limited common stockholders, basic:	66,339,570	44,879,188	56,802,567	44,623,383

Net income (loss) per share attributable to Schrödinger common and limited common stockholders, diluted:	$0.05	$(0.26)	$(0.23)	$(0.40)
Weighted average shares used to compute net income (loss) per share attributable to Schrödinger common and limited common stockholders, diluted:	72,693,173	44,879,188	56,802,567	44,623,383

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except for share and per share amounts)

Assets	September 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$210,490	$25,986
Restricted cash	500	500
Marketable securities	388,494	59,844
Accounts receivable, net of allowance for doubtful accounts of $50 and $50	12,290	18,676
Unbilled and other receivables	4,891	7,062
Prepaid expenses	4,449	6,468
Total current assets	621,114	118,536
Property and equipment, net	5,296	6,268
Equity investments	40,914	15,366
Right of use assets	10,583	12,762
Other assets	2,209	2,338
Total assets	$680,116	$155,270
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,812	$3,524
Accrued payroll, taxes, and benefits	7,702	7,034
Deferred revenue	19,067	25,054
Lease liabilities	5,491	5,584
Other accrued liabilities	2,204	3,824
Total current liabilities	39,276	45,020
Deferred revenue, long-term	2,592	2,205
Lease liabilities, long-term	6,762	8,888
Other liabilities, long-term	600	900
Total liabilities	49,230	57,013
Commitments and contingencies
Convertible preferred stock:
Series E convertible preferred stock, $0.01 par value. Authorized zero and 77,150,132 shares; zero and 73,795,777 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	109,270
Series D convertible preferred stock, $0.01 par value. Authorized zero and 39,540,611 shares; zero and 39,540,611 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	22,000
Series C convertible preferred stock, $0.01 par value. Authorized zero and 47,242,235 shares; zero and 47,242,235 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	19,844
Series B convertible preferred stock, $0.01 par value. Authorized zero and 29,468,101 shares; zero and 29,468,101 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	9,840
Series A convertible preferred stock, $0.01 par value. Authorized zero and 134,704,785 shares; zero and 134,704,785 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	30,626
Total convertible preferred stock	—	191,580
Stockholders' equity (deficit):
Common stock, $0.01 par value. Authorized 500,000,000 and 425,000,000 shares; 56,298,216 and 6,121,821 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	563	61
Limited common stock, $0.01 par value. Authorized 100,000,000 and 146,199,885 shares; 13,164,193 and zero shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	132	—
Additional paid-in capital	748,123	11,655
Accumulated deficit	(118,420)	(105,096)
Accumulated other comprehensive income	480	16
Total stockholders’ equity (deficit) of Schrödinger stockholders	630,878	(93,364)
Noncontrolling interest	8	41
Total stockholders’ equity (deficit)	630,886	(93,323)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$680,116	$155,270

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(15,051)	$(18,536)
Adjustments to reconcile net loss to net cash used in
operating activities:
Gain on equity investments	(4,156)	—
Noncash revenue from equity investments	(342)	(139)
Fair value adjustments	(23,513)	(10,607)
Depreciation	2,648	2,732
Stock-based compensation	7,542	1,612
Noncash research and development expenses	1,694	680
Noncash investment accretion	359	(277)
Decrease (increase) in assets:
Accounts receivable, net	6,386	1,760
Unbilled and other receivables	2,580	2,719
Reduction in the carrying amount of right of use assets	3,957	3,045
Prepaid expenses and other assets	290	658
Increase (decrease) in liabilities:
Accounts payable	1,254	3,324
Accrued payroll, taxes, and benefits	668	896
Deferred revenue	(5,258)	(1,461)
Lease liabilities	(3,997)	(2,961)
Other accrued liabilities	(1,922)	1,761
Net cash used in operating activities	(26,861)	(14,794)
Cash flows from investing activities:
Purchases of property and equipment	(1,652)	(1,679)
Purchases of equity investments	(2,869)	—
Distribution from equity investment	4,582	—
Purchases of marketable securities	(446,816)	(96,278)
Proceeds from sale and maturity of marketable securities	118,272	37,725
Net cash used in investing activities	(328,483)	(60,232)
Cash flows from financing activities:
Issuances of common stock upon initial public offering, net	211,491	—
Issuances of common stock upon follow-on public offering, net	325,610	—
Issuances of Series E preferred stock, net	—	29,893
Issuances of common stock upon stock option exercise	2,747	425
Contribution by noncontrolling interest	—	100
Payment of deferred offering costs	—	(19)
Net cash provided by financing activities	539,848	30,399
Net increase (decrease) in cash and cash equivalents and restricted cash	184,504	(44,627)
Cash and cash equivalents and restricted cash, beginning of period	26,486	77,716
Cash and cash equivalents and restricted cash, end of period	$210,990	$33,089

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$225	$91
Supplemental disclosure of non-cash investing and financing activities
Accrued deferred offering costs	10	928
Purchases of property and equipment	24	—
Acquisitions of right of use assets in exchange for lease obligations	1,778	464
Right of use assets recognized on adoption	—	16,475
Reclass of deferred financing costs to additional paid in capital	1,858	—